UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011 (October 4, 2011)

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on July 26, 2011, NCR Corporation (“NCR”) entered into an Equity Subscription Agreement (the “Subscription Agreement”) with NCR Brasil – Indústria de Equipamentos para Automação S.A. (f/k/a NCR Brasil – Indústria de Equipamentos para Automação Ltda.), a subsidiary of NCR (“NCR Manaus”), Scopus Tecnologia Ltda. (“Scopus”), and Scopus Industrial S/A, a subsidiary of Scopus (“Scopus Industrial”), pursuant to which Scopus Industrial agreed, subject to satisfaction of the terms and conditions set forth therein, to acquire a 49% equity interest in NCR Manaus (the “Equity Subscription”).

On October 4, 2011, pursuant to the terms of the Subscription Agreement, the Equity Subscription was completed. As a result of the Equity Subscription, NCR and Scopus Industrial hold 51% and 49%, respectively, of the total outstanding voting equity of NCR Manaus.

In connection with the closing of the Equity Subscription, NCR, NCR Dutch Holdings B.V. (a subsidiary of NCR), NCR Manaus, Scopus and Scopus Industrial also entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), that establishes the general framework governing the relationship among the shareholders of NCR Manaus. The form of the Shareholders’ Agreement was attached as Schedule I to the Subscription Agreement, which was included as Exhibit 10.1 to the Current Report on Form 8-K of NCR filed with the Securities and Exchange Commission on August 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011	NCR CORPORATION

	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Corporate Secretary